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          THIS  FIRST   AMENDMENT  TO   THE  CROWN   CENTRAL
          PETROLEUM
          CORPORATION 1994 LONG TERM INCENTIVE PLAN, made on
          this 26th  day of  September     , 1996  BY  CROWN
          CENTRAL   PETROLEUM   CORPORATION,   a    Maryland
          Corporation:

          WITNESSETH

          WHEREAS, Crown Central Petroleum Corporation (the "Company") maintains the Crown Central Petroleum Corporation 1994 Long Term Incentive Plan, effective as of January 1, 1994 (the "Plan"). The Company has the power to amend the Plan and now wishes to do so.

          NOW, THEREFORE, the Plan is amended as follows:

          I. Effective September 26, 1996, Section 4(a)(1) is amended to read as follows:

          ``
           (1) The purchase price of the Stock subject to the option may be paid, at the Participant's election, in one or more of the following methods:
          (A) in cash, (B) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation, from the sale or loan proceeds with respect to the sale of Stock or a loan secured by Stock, the amount necessary to pay the exercise price, (C) by having shares of Stock
          deducted  from   the   payment  to   satisfy   the
          obligation  in  full  or   in  part,  or  (D)   by
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          delivering   already   owned   Stock   which   the
          Participant has owned  at least six  months.   The
          number of shares of Stock to be deducted or delivered shall be determined by the Committee with reference to the Fair Market Value of the
          Stock when the  exercise is made.   The  Committee
          may authorize any other methods for the payment of
          the  exercise   price  that   it  determines   are
          consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.''

            II.    Effective  September  26,  1996,  Section
          6(a)(4) is amended to read as follows:

          ``
           (4)   Withholding.   A provision  requiring  the
          withholding of  applicable taxes  required by  law
          from all amounts paid in satisfaction of an Award.
           A  Participant  must elect  one  or more  of  the
          following  methods  to  satisfy  the   withholding
          obligation: (A) paying the amount of any taxes in cash or through withholding from compensation, (B) having shares of Stock deducted from the payment to satisfy the obligation in full or in part, or
          (C)  delivering  already  owned  Stock  which  the
          Participant has owned at least six months to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted or delivered shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.''

          III.    Effective  September  26,  1996,   Section
          6(a)(6) is deleted in its entirety.

          IV. Effective September 26, 1996, the second sentence of Section 7 is amended to read as follows:

          ``
           The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent, except to preserve the Award as exempt from Section 16(b) of the Exchange Act.''

          V. Effective September 26, 1996, the first sentence of Section 8(a) is amended to read as follows:

          ``
           The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than two (2) members of such Board of Directors who are ``Non-Employee Directors''
                                                      under
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          Rule 16b-3(b)(3) of the Exchange Act  and shall be
          constituted so  as to  permit the  Plan to  comply
          with the  administration  requirements  of    Code
          Section 162(m)(4)(C).''


          VI. In all respects not amended, the Plan is hereby ratified and confirmed.

          *  *  *  *  *

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal duly attested as of the day and year first above written.

          ATTEST:

          Delores B. Rawlings

          CROWN CENTRAL PETROLEUM CORPORATION

          By  Henry A. Rosenberg, Jr.
          Chairman of the Board